Exhibit 99.1

Porter Bancorp Reported 2016 Net Loss Narrowed to $2.7 Million or ($0.46) per Share Compared to 2015 Net Loss of $2.9 Million or ($0.62) per Share

Appeals court ruling negatively impacted 2016 annual results by $1.38 per basic and diluted common share

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 25, 2017--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the fourth quarter of 2016. Per share amounts in this release have been adjusted to reflect the 1-for-5 reverse stock split of the Company’s common shares that was effective on December 16, 2016.

The Company reported a net loss attributable to common shareholders for the fourth quarter of 2016 of $6.4 million, or ($1.07) per basic and diluted common share, compared to a net loss attributable to common shareholders of $579,000, or ($0.11) per basic and diluted share, for the fourth quarter of 2015 and a net loss attributable to common shareholders for the year ended December 31, 2016, of $2.7 million, or ($0.46) per basic and diluted common share, compared to net loss attributable to common shareholders of $2.9 million, or ($0.62) per basic and diluted common share, for the year ended December 31, 2015.

As the Company reported on December 2, 2016, the fourth quarter of 2016 was negatively impacted by the Kentucky Court of Appeals ruling against the Bank in a decision with a partial dissent that upheld the award of $1.515 million in compensatory damages and $5.5 million in punitive damages by the trial court. The Bank previously accrued the compensatory damages along with interest at the statutory rate. The punitive damages and statutory interest of approximately $8.0 million had not been previously accrued and impacted fourth quarter 2016 earnings. On December 30, 2016, the Bank filed a motion for discretionary review with the Kentucky Supreme Court. Funds to retire all amounts due are on hand and available to meet this obligation with no material impact to liquidity should a decision be made to retire the accrued liability.

John T. Taylor, President and CEO noted, “While we were very disappointed with the court’s decision regarding this legacy issue, the Bank’s capital and liquidity remain strong and its mission to serve our customers remains unchanged. After adjusting for the additional $8.0 million cost of the December 2016 ruling, net income available to common shareholders would have been approximately $5.3 million, or $0.92 per basic and diluted common share in 2016. It is also important to note that the Company’s core financial performance improved significantly in 2016 as the balance sheet stabilized after a meaningful reduction in size over the past several years, asset quality improved significantly with non-performing assets and accruing TDRs declining from 5.3% to 2.3% of total assets, and net interest margin improved from 3.27% in 2015 to 3.42% in 2016. We are excited about our prospects for 2017 as we work to grow the franchise.”

Net Interest Income – Net interest income before provision was $7.3 million for the fourth quarter of 2016 compared to $7.5 million in the third quarter of 2016 and $7.4 million in the fourth quarter of 2015. Average loans decreased to $619.6 million for the fourth quarter of 2016 compared with $626.1 million in the third quarter of 2016, and $619.5 million for the fourth quarter of 2015. Net interest margin decreased to 3.35% in the fourth quarter of 2016 compared to 3.47% in the third quarter of 2016 and 3.32% in the fourth quarter of 2015.

Our yield on earning assets decreased to 4.01% in the fourth quarter of 2016, compared to 4.15% for the third quarter of 2016 and 4.02% in the fourth quarter of 2015. Our cost of funds was 0.78% in both the third and fourth quarters of 2016, compared to 0.79% for the fourth quarter of 2015.

Allowance for Loan Losses and Negative Provision for Loan Losses – The allowance for loan losses to total loans was 1.40% at December 31, 2016, compared to 1.53% at September 30, 2016, and 1.95% at December 31, 2015. The declining level of the allowance is primarily driven by declining charge-off levels and improving trends in credit quality. Net loan recoveries were $28,000 for the fourth quarter of 2016, compared to net loan recoveries of $135,000 for the third quarter of 2016 and net loan recoveries of $143,000 for the fourth quarter of 2015. The allowance for loan losses for loans evaluated collectively for impairment was 1.37% at December 31, 2016, compared with 1.51% at September 30, 2016, and 1.98% at December 31, 2015.

Because of ongoing improvements in asset quality and management’s assessment of risk in the loan portfolio, a negative provision of $550,000 was recorded for the fourth quarter of 2016, compared to a negative provision of $750,000 for the third quarter of 2016 and negative provision of $2.3 million in the fourth quarter of 2015.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $16.0 million, or 1.70% of total assets at December 31, 2016, compared with $17.2 million, or 1.88% of total assets at September 30, 2016, and $33.3 million, or 3.51% of total assets, at December 31, 2015.

Non-performing loans decreased to $9.2 million, or 1.44% of total loans at December 31, 2016, compared with $10.1 million, or 1.62% of total loans at September 30, 2016, and $14.1 million, or 2.28% of total loans, at December 31, 2015. The decrease from the previous year was primarily driven by $5.3 million in principal payments received on nonaccrual loans, $1.3 million of nonaccrual loans migrating to OREO, and $1.7 million of charge-offs offset by $4.4 million in loans placed on nonaccrual during 2016.

OREO at December 31, 2016, decreased to $6.8 million, compared with $7.1 million at September 30, 2016, and $19.2 million at December 31, 2015. The Company acquired $30,000 in OREO and sold $98,000 in OREO during the fourth quarter of 2016. Fair value write-downs arising from lower market prices or new appraisals totaled $210,000 in the fourth quarter of 2016 compared with $320,000 in the third quarter of 2016 and $2.8 million in the fourth quarter of 2015.

The following table details past due loans and non-performing assets as of:

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(in thousands)
Past due loans:
30 – 59 days	$2,302	$2,335	$2,401	$1,829	$3,133
60 – 89 days	315	273	336	62	241
90 days or more	—	—	—	—	—
Nonaccrual loans	9,216	10,099	11,599	11,119	14,087
Total past due and nonaccrual loans	$11,833	$12,707	$14,336	$13,010	$17,461

Loans past due 90 days or more	$—	$—	$—	$—	$—
Nonaccrual loans	9,216	10,099	11,599	11,119	14,087
OREO	6,821	7,098	12,322	17,861	19,214
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$16,037	$17,197	$23,921	$28,980	$33,301

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $5.4 million at December 31, 2016, compared to $6.1 million at September 30, 2016, and $17.4 million at December 31, 2015.

Non-interest Income – Non-interest income was unchanged at $1.1 million for the fourth quarter of 2016 as compared to the third quarter of 2016 and the fourth quarter of 2015.

Non-interest income decreased $2.9 million to $4.8 million for the year ended December 31, 2016, compared with $7.7 million for the year ended December 31, 2015. The decrease in non-interest income was primarily due to a $1.6 million decrease in net gain on sale and call of securities. Non-interest income for 2015 was positively impacted by the gain on extinguishment of junior subordinated debt of $883,000 recognized in 2015. Additionally, OREO income has continued to decline as income producing properties have been sold.

Non-interest Expense – Non-interest expense increased $7.7 million to $15.6 million for the fourth quarter of 2016 compared with $7.9 million for the third quarter of 2016, and increased $4.1 million compared with $11.6 million for the fourth quarter of 2015. The increase from the third quarter of 2016 was due primarily to the accrual of the punitive damages and statutory interest totaling $8.0 million related to the Kentucky Court of Appeals matter discussed above.

Non-interest expense decreased $5.4 million to $39.6 million for the year ended December 31, 2016, compared with $45.0 million for the year ended December 31, 2015. The decrease in non-interest expense was due primarily to lower OREO expenses, which decreased $10.8 million to $1.5 million in 2016 from $12.3 million in 2015. The size of the OREO portfolio declined from $46.2 million to $19.2 million to $6.8 million at December 31, 2014, 2015, and 2016, respectively. Non-interest expense also benefited from declining professional fees expense, FDIC insurance expense, and state franchise and deposit tax expense. These decreases were partially offset by the Kentucky Court of Appeals matter discussed above.

Capital – At December 31, 2016, PBI Bank’s Tier 1 leverage ratio was 6.24% compared with 6.08% at December 31, 2015, and its Total risk-based capital ratio was 9.88% at December 31, 2016, compared with 10.58% at December 31, 2015. Both are below the minimums of 9.0% and 12.0% required by PBI Bank’s consent order. At December 31, 2016, Porter Bancorp’s leverage ratio was 5.27% compared with 4.74% at December 31, 2015, and its Total risk-based capital ratio was 10.21%, compared with 10.46% at December 31, 2015. At December 31, 2016, PBI Bank’s Common equity Tier I risk-based capital ratio was 8.28% compared with 8.84% at December 31, 2015. Porter Bancorp’s Common equity Tier I risk-based capital ratio was 5.20% compared with 5.09% at December 31, 2015.

As previously announced on December 16, 2016, the Company completed a 1-for-5 reverse stock split of its issued and outstanding common and non-voting common shares. As a result of the reverse stock split, all share and per share data has been adjusted in the accompanying tables. Preferred shares were not impacted by the 1-for-5 reverse stock split.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the quarter ending December 31, 2016 follows.

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15

Income Statement Data
Interest income	$8,781	$8,931	$9,025	$35,602	$36,574
Interest expense	1,465	1,473	1,585	5,981	7,023

Net interest income	7,316	7,458	7,440	29,621	29,551
Provision (negative provision) for loan losses	(550)	(750)	(2,300)	(2,450)	(4,500)

Net interest income after provision	7,866	8,208	9,740	32,071	34,051

Service charges on deposit accounts	536	520	475	1,958	1,851
Bank card interchange fees	212	214	195	849	839
Other real estate owned income	5	46	237	456	1,346
Bank owned life insurance income	101	101	66	417	295
Gains (losses) on sales and calls of securities, net	29	(16)	70	216	1,766
Gain on extinguishment of debt	—	—	—	—	883
Other	233	240	181	868	715

Non-interest income	1,116	1,105	1,224	4,764	7,695

Salaries & employee benefits	3,884	3,945	4,062	15,508	15,857
Occupancy and equipment	1,013	842	936	3,517	3,449
Professional fees	317	374	572	1,568	2,885
FDIC insurance	202	442	539	1,660	2,212
Data processing expense	298	295	268	1,185	1,128
State franchise and deposit tax	200	255	265	965	1,120
Other real estate owned expense	257	322	3,506	1,541	12,302
Litigation and loan collection expense	8,230	222	246	8,805	1,141
Other	1,219	1,223	1,171	4,818	4,865

Non-interest expense	15,620	7,920	11,565	39,567	44,959

Income (loss) before income taxes	(6,638)	1,393	(601)	(2,732)	(3,213)
Income tax expense (benefit)	—	—	—	21	—

Net income (loss)	(6,638)	1,393	(601)	(2,753)	(3,213)
Less:
Earnings (loss) allocated to participating securities	(202)	46	(22)	(88)	(336)

Net income (loss) attributable to common	$(6,436)	$1,347	$(579)	$(2,665)	$(2,877)

Weighted average shares – Basic	6,035,403	6,016,216	5,193,414	5,788,713	4,649,002
Weighted average shares – Diluted	6,035,403	6,016,216	5,193,414	5,788,713	4,649,002

Basic earnings (loss) per common share	$(1.07)	$0.22	$(0.11)	$(0.46)	$(0.62)
Diluted earnings (loss) per common share	$(1.07)	$0.22	$(0.11)	$(0.46)	$(0.62)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15

Average Balance Sheet Data
Assets	$925,721	$917,625	$954,934	$929,140	$984,419
Loans	619,640	626,095	619,506	621,275	635,948
Earning assets	878,470	864,307	900,418	875,262	917,546
Deposits	847,168	839,926	882,046	852,717	907,785
Long-term debt and advances	27,753	27,270	28,421	27,675	32,062
Interest bearing liabilities	748,159	748,585	793,182	760,656	826,858
Stockholders’ equity	42,696	42,170	33,697	39,423	33,083

Performance Ratios
Return on average assets	(2.85)%	0.60%	(0.25)%	(0.30)%	(0.33)%
Return on average equity	(61.85)	13.14	(7.08)	(6.98)	(9.71)
Yield on average earning assets (tax equivalent)	4.01	4.15	4.02	4.11	4.03
Cost of interest bearing liabilities	0.78	0.78	0.79	0.79	0.85
Net interest margin (tax equivalent)	3.35	3.47	3.32	3.42	3.27
Efficiency ratio	185.89	92.32	134.57	115.80	126.72

Loan Charge-off Data
Loans charged-off	$(547)	$(405)	$(961)	$(2,629)	$(6,132)
Recoveries	575	540	1,104	2,005	3,309
Net recoveries (charge-offs)	$28	$135	$143	$(624)	$(2,823)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$10,099	$11,599	$16,987	$14,087	$47,175
Net principal pay-downs	(1,251)	(592)	(2,472)	(5,286)	(27,590)
Charge-offs	(434)	(303)	(756)	(1,725)	(5,126)
Loans foreclosed and transferred to OREO	(30)	(667)	(1,063)	(1,273)	(5,503)
Loans returned to accrual status	(283)	(402)	(29)	(1,034)	(1,629)
Loans placed on nonaccrual during the period	1,115	464	1,420	4,447	6,760
Nonaccrual loans at end of period	$9,216	$10,099	$14,087	$9,216	$14,087

Troubled Debt Restructurings (TDRs)
Accruing	$5,350	$6,114	$17,440	$5,350	$17,440
Nonaccrual	3,374	3,379	3,544	3,374	3,544
Total	$8,724	$9,493	$20,984	$8,724	$20,984

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$7,098	$12,322	$29,177	$19,214	$46,197
Real estate acquired	30	667	1,063	1,273	5,513
Valuation adjustment write-downs	(210)	(320)	(2,775)	(1,180)	(9,855)
Proceeds from sales of properties	(98)	(5,623)	(8,150)	(12,708)	(22,567)
Gain (loss) on sales, net	1	52	(101)	222	(74)
OREO at end of period	$6,821	$7,098	$19,214	$6,821	$19,214

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15

Assets
Loans	$639,236	$621,697	$624,136	$619,827	$618,666
Allowance for loan losses	(8,967)	(9,489)	(10,104)	(11,340)	(12,041)
Net loans	630,269	612,208	614,032	608,487	606,625
Loans held for sale	—	134	—	113	186
Securities held to maturity	41,818	41,883	41,948	42,011	42,075
Securities available for sale	152,790	142,433	143,145	141,525	144,978
Federal funds sold & interest bearing deposits	56,867	57,578	49,313	72,209	85,329
Cash and due from financial institutions	9,449	6,266	8,289	8,097	8,006
Premises and equipment	17,848	18,481	18,618	18,751	18,812
Bank owned life insurance	14,838	14,741	14,646	14,531	9,441
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	6,821	7,098	12,322	17,861	19,214
Accrued interest receivable and other assets	7,154	7,135	6,916	7,251	6,733
Total Assets	$945,177	$915,280	$916,552	$938,159	$948,722

Liabilities and Equity
Certificates of deposit	$444,639	$454,742	$461,183	$478,965	$499,827
Interest checking	103,876	88,386	90,806	96,465	97,515
Money market	142,497	140,995	135,643	134,684	125,935
Savings	34,518	33,816	34,616	35,197	34,677
Total interest bearing deposits	725,530	717,939	722,248	745,311	757,954
Demand deposits	124,395	119,005	117,843	120,302	120,043
Total deposits	849,925	836,944	840,091	865,613	877,997
FHLB advances	22,458	2,619	2,775	2,932	3,081
Junior subordinated debentures	24,150	24,375	24,600	24,825	25,050
Accrued interest payable and other liabilities	15,911	7,721	7,651	10,181	10,577
Total liabilities	912,444	871,659	875,117	903,551	916,705

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	2,771
Common stockholders’ equity	29,962	40,850	38,664	31,837	29,246
Total stockholders’ equity	32,733	43,621	41,435	34,608	32,017
Total Liabilities and Stockholders’ Equity	$945,177	$915,280	$916,552	$938,159	$948,722

Ending shares outstanding	6,224,533	6,222,994	6,223,661	5,388,836	5,389,507
Book value per common share	$4.81	$6.56	$6.21	$5.91	$5.43
Tangible book value per common share	4.79	6.53	6.16	5.83	5.33

PORTER BANCORP, INC.
Unaudited Financial Information
(in thousands, except share and per share data)

	As of
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$—	$—	$—	$—
Nonaccrual loans	9,216	10,099	11,599	11,119	14,087
Total non-performing loans	9,216	10,099	11,599	11,119	14,087
Real estate acquired through foreclosures	6,821	7,098	12,322	17,861	19,214
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$16,037	$17,197	$23,921	$28,980	$33,301

Non-performing loans to total loans	1.44%	1.62%	1.86%	1.79%	2.28%
Non-performing assets to total assets	1.70	1.88	2.61	3.09	3.51
Allowance for loan losses to non-performing loans	97.30	93.96	87.11	101.99	85.48

Allowance for loans evaluated individually	$399	$339	$146	$464	$428
Loans evaluated individually for impairment	15,131	16,214	25,535	26,236	31,776
Allowance as % of loans evaluated individually	2.64%	2.09%	0.57%	1.77%	1.35%

Allowance for loans evaluated collectively	$8,568	$9,150	$9,958	$10,876	$11,613
Loans evaluated collectively for impairment	624,105	605,483	598,601	593,591	586,890
Allowance as % of loans evaluated collectively	1.37%	1.51%	1.66%	1.83%	1.98%

Allowance for loan losses to total loans	1.40%	1.53%	1.62%	1.83%	1.95%

Loans by Risk Category
Pass	$586,430	$551,075	$547,853	$534,451	$517,484
Watch	30,431	46,049	50,024	59,265	63,363
Special Mention	497	603	622	1,383	1,395
Substandard	21,878	23,970	25,637	24,728	36,424
Doubtful	—	—	—	—	—
Total	$639,236	$621,697	$624,136	$619,827	$618,666

Risk-based Capital Ratios - Company
Tier I leverage ratio	5.27%	6.21%	5.87%	5.03%	4.74%
Common equity Tier I risk-based capital ratio	5.20	6.37	6.11	5.21	5.09
Tier I risk-based capital ratio	6.99	8.48	8.16	7.03	6.89
Total risk-based capital ratio	10.21	11.57	11.31	10.46	10.46

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	6.24%	6.97%	6.65%	6.39%	6.08%
Common equity Tier I risk-based capital ratio	8.28	9.53	9.22	8.94	8.84
Tier I risk-based capital ratio	8.28	9.53	9.22	8.94	8.84
Total risk-based capital ratio	9.88	11.18	10.87	10.64	10.58

FTE employees	238	233	239	246	244

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer